Exhibit (q)(1)

NATIXIS FUNDS TRUST I

NATIXIS FUNDS TRUST II

NATIXIS FUNDS TRUST IV

LOOMIS SAYLES FUNDS I

LOOMIS SAYLES FUND II

GATEWAY TRUST

NATIXIS ETF TRUST

NATIXIS ETF TRUST II

POWER OF ATTORNEY

Effective May 3, 2021, we, the undersigned, hereby constitute John M. Loder, Russell Kane, Natalie Wagner and Michael Kardok, each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacity indicated below, any and all registration statements and any and all amendments thereto to be filed with the Securities and Exchange Commission for the purpose of registering from time to time investment companies of which we are now or hereafter a Director or Trustee and to register the shares of such companies and generally to do all such things in our names and on our behalf to enable such registered investment companies to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys and any and all registration statements and amendments thereto.

Witness our hands on the 19th day of May, 2021.

/s/ Edmond J. English Edmond J. English	/s/ Erik R. Sirri Erik R. Sirri

/s/ Richard A. Goglia Richard A. Goglia	/s/ Peter J. Smail Peter J. Smail

/s/ Wendell J. Knox Wendell J. Knox	/s/ Kirk A. Sykes Kirk A. Sykes

/s/ Martin T. Meehan Martin T. Meehan	/s/ Cynthia L. Walker Cynthia L. Walker

/s/ Maureen B. Mitchell Maureen B. Mitchell	/s/ Kevin P. Charleston Kevin P. Charleston

/s/ James P. Palermo James P. Palermo	/s/ David L. Giunta David L. Giunta